Exhibit 99.1
Interwoven Announces Preliminary Third Quarter 2008 Revenues in
the Range of $65 to $66 Million
Revenue Results Expected to Exceed Guidance
SAN JOSE, Calif., — October 2, 2008 — Interwoven, Inc. (NASDAQ: IWOV), a global leader in content management solutions, today announced revenues for the period ended September 30, 2008 are expected to be higher than previously forecast for the period. Interwoven expects to report total revenue in the range of $65 to $66 million, compared to the range of $63 to $65 million it guided to early in the third quarter.
Interwoven plans to release complete third quarter financial results for the period ended September 30, 2008 after the market close on Thursday, October 23, 2008. The company will hold a conference call at 2:00 p.m. Pacific Daylight Time that day.
Conference Call Details:
Date:	Thursday, October 23, 2008
Time:	2:00 p.m. PDT (5:00 p.m. EDT)
Live Dial-in #:	877-723-9502 or 719-325-4834
Replay Dial-in #:	888-203-1112 or 719-457-0820
Replay Passcode:	4131260
A live and archived webcast of the conference call will be available on Interwoven’s website at http://www.interwoven.com/investors. A telephonic replay of the call will be available for one week starting on October 23, 2008 at approximately 5:00 p.m. PDT.
About Interwoven
Interwoven (NASDAQ: IWOV) is a global leader in content management solutions. Interwoven’s software and services enable organizations to maximize online business performance and organize, find, and govern business content. Interwoven solutions unlock the value of content by delivering the right content to the right person in the right context at the right time. Nearly 4,400 of the world’s leading companies, professional services firms, and governments have chosen Interwoven, including adidas, Airbus, Avaya, BT, Cisco, Citi, Delta Air Lines, DLA Piper, FedEx, Grant Thornton, Hilton Hotels, Hong Kong Trade and Development Council, HSBC, LexisNexis, MasterCard, Microsoft, Samsung, Shell, Qantas Airways, Tesco, Virgin Mobile, and White & Case. A community of over 20,000 developers and over 300 partners enrich and extend Interwoven’s offerings. To learn more about Interwoven, please visit www.interwoven.com.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Interwoven, Inc.’s preliminary estimate of revenue is a forward-looking statement, which is subject to further review and based on current information. The final results for the third quarter of 2008 of Interwoven, Inc. may differ from the preliminary estimate discussed above due to factors that include, but are not limited to, risks associated with final review of the results and preparation of quarterly financial statements and business and economic risks that could cause actual future results to differ materially from the estimates set forth above. Other factors that could cause Interwoven’s actual results to differ materially from its expectations include the following: our ability to develop new products, services, features and functionality successfully and on a timely basis; customer acceptance of our solutions; changes in customer spending on enterprise content management initiatives; our ability to cross-sell and up-sell additional products into our installed base of customers; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; the timing and impact of acquisition-related costs or amortization costs for acquired intangible assets; the success of our strategic business alliances; intense competition in our markets; changes in key personnel; the introduction of new products or services by competitors; and the ongoing consolidation in our markets. These and other risks and uncertainties associated with Interwoven’s business are described in its most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and Current Reports on Forms 8-K, which are on file with the Securities and Exchange Commission and available through www.sec.gov.
Contact:
Keren Ackerman
Interwoven, Inc.
408-953-7284
keren.ackerman@interwoven.com
Randy Cairns
Interwoven, Inc.
408-953-7111
rcairns@interwoven.com